EXHIBIT 1.01

CONFLICT MINERALS REPORT OF HP INC.
PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

HP Inc. (“HP”) presents this Conflict Minerals Report for the reporting period of January 1, 2018 to December 31, 2018 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.

HP is a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions and services. HP sells to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health, and education sectors. Unless otherwise specified or unless the context otherwise requires, references to “HP,” “we,” “us” or “our” refer to HP Inc. and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear have the meanings given in Item 1.01 of Form SD.

Overview of our Conflict Minerals Program

As part of our long-standing commitment to sustainability, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HP’s Supply Chain Social and Environmental Responsibility Policy. In 2011, we added to this policy a section on conflict minerals. We engage in ongoing supplier outreach and communications regarding the substance of our conflict minerals policy, our expectations of suppliers with respect to conflict minerals, and our objective of responsible mineral sourcing. The policy is available on our website (which is not incorporated by reference herein) at http://h20195.www2.hp.com/V2/GetDocument.aspx?docname=c04797682.

HP has been recognized as an industry leader in the conflict minerals domain for the last ten years. HP collaboratively works with other businesses, nongovernmental organizations, government agencies, and our extensive network of direct suppliers to advance the use of responsibly sourced minerals, including from the Democratic Republic of the Congo (“DRC”) and adjoining countries (collectively, the “Covered Countries”). Our work began in 2008, when we helped establish the working group that was the precursor to the Responsible Minerals Initiative (“RMI”), and we have been instrumental since then in developing and advancing the Responsible Minerals Initiative programs and tools such as the Responsible Minerals Assurance Process (“RMAP”) and the Conflict Minerals Reporting Template (the “Template”). We contributed to the development of the Organisation for Economic Co-operation and Development (“OECD”) due diligence guidance and were a founding member of the Public Private Alliance for Responsible Mineral Trade as well as the Responsible Sourcing Network Multi-Stakeholder Group. We are a member of the European Partnership for Responsible Minerals. We were one of the first three companies to fund the Initial Audit Fund to offset part of the smelter audit cost. We also supported the initial piloting of the iTSCi traceability scheme for tin, and were a member of the Sustainable Trade Initiative (IDH) Indonesian Tin Working Group. We have visited DRC mines and have participated in critical in-region conflict free sourcing projects including Solutions for Hope, Kemet Partnership for Social and Economic Stability, and the former Conflict Free Tin Initiative. For each year since 2014, we have been able to report that all tantalum smelters reported to be in our supply chain were compliant with RMAP. For more information on our Responsible Minerals Program, we refer you to our annual Sustainable Impact Report, available on our website (which is not incorporated by reference herein - http://h20195.www2.hp.com/v2/GetDocument.aspx?docname=c06040843).

HP Products

Conflict minerals in the form of gold and the mineral derivatives tin, tantalum, and tungsten (collectively, “3TG”) are necessary to the functionality or production (“necessary conflict minerals”) of certain products. The products that we manufactured or contracted to manufacture during 2018 were:

•
Personal Systems Products. Consumer and commercial personal computers, workstations, thin clients, commercial tablets and mobility devices, retail point-of-sale systems, displays and other related accessories.

•	Printing Products. Consumer and commercial printer hardware (including 3D printing hardware), supplies, media, solutions and services, as well as scanning and imaging devices.

Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures took into account our individual facts and circumstances, our downstream position in the minerals supply chain, the OECD recommendations for downstream actors that have no direct relationships to smelters or refiners1 and the use of independent assessment programs to provide information about smelters or refiners.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

1.Establishment of strong internal company management systems, including a conflict minerals policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with 3TG Direct Suppliers2 to communicate and reinforce HP expectations with respect to necessary conflict minerals; and a company level grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.
2.Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities’3 use of necessary conflict minerals in the supply chain for our products.
3.Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on the due diligence practices of 3TG facilities, formulation of a risk management plan, and reporting to senior management.
4.Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in the Responsible Minerals Initiative, the industry initiative that conducts audits and assessments of facilities’ due diligence activities.
5.Annual reporting through this Conflict Minerals Report, supplemented with additional information about our Responsible Minerals Program in our annual Sustainable Impact Report, available on our website (which is not incorporated by reference herein) - http://h20195.www2.hp.com/v2/GetDocument.aspx?docname=c06040843).

Description of Due Diligence Measures Performed

We undertook due diligence on the source and chain of custody of necessary conflict minerals from the relevant 3TG facilities (having excluded as a result of our reasonable country of origin inquiry, or “RCOI”, those 3TG facilities that we reasonably believe source conflict minerals exclusively from recycled or scrap sources or from outside of the Covered Countries) and reviewed the results with senior supply chain management, our Chief Supply Chain Officer.

As part of our due diligence measures:

•
we compared the relevant 3TG facilities to the facilities that are listed by RMI as either compliant or in process[4] with RMAP, which assesses facilities' systems and processes for traceability of ore and demonstration of conflict-free sourcing;

•
we engaged facilities when sourcing was unknown (directly or through a third party) to provide conflict minerals education, collect information on necessary conflict minerals such as country of origin, or encourage participation in RMAP;

_________________

1 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HP; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.
2 3TG Direct Suppliers are HP’s direct suppliers of materials, parts, components or products containing necessary conflict minerals.
3 3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by RMI to be smelters, refiners, recyclers or scrap processors of conflict minerals.
4 Throughout this Conflict Minerals Report, “compliant” refers to facilities that are listed by RMI, as of March 31, 2019 (the “2019 Cut-Off Date”), as conformant to RMAP assessment protocols (including certification or accreditation by similar independent assessment programs cross-recognized by RMAP such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme), and “in process” refers to facilities that are listed by RMI (as of the 2019 Cut-Off Date) as in the process of becoming conformant to RMAP.

•
if any 3TG Direct Supplier reported to us a facility for which we had information that triggered one of our potential risk indicators, then we requested the supplier investigate whether or not that facility contributed 3TG to HP products, and if the supplier reported that it did, we asked that the supplier remove the facility from our supply chain;

•
if we obtained information that indicated there was a potential risk associated with a particular facility, we sought information from industry sources, news and media, stakeholders, and other relevant sources to support our decisions and actions;

•
we reviewed upstream incident review reporting produced by RMI that focuses on moderate and major mine-level incidents to determine whether there were incidents associated with facilities’ sourcing that might be linked, directly or indirectly, to supporting armed groups;

•	we supported the RMAP (member ID: HPQQ) through membership and participation in the RMI; and

•	we asked 3TG Direct Suppliers to encourage the facilities in their supply chain to participate in the RMAP.

Results

We set forth below the results of our due diligence as well as our overall progress toward DRC conflict free products. First, we summarize the outcome of due diligence focused on the relevant 3TG facilities (i.e., the facilities that we did not reasonably believe were sourcing conflict minerals exclusively from recycled or scrap sources or from outside the Covered Countries). We then provide a year over year view of all of the supplier-reported 3TG facilities and the status of due diligence. Finally, we provide a snapshot of our overall progress toward DRC conflict free products resulting from our RCOI and due diligence efforts including a chart that highlights our progress by each 3TG metal as well as our total progress toward DRC conflict free products. In 2018, 89% of all 3TG facilities reported to us are compliant, in process to become compliant, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources or to source conflict minerals from outside the Covered Countries.

Due Diligence Results for Relevant 3TG Facilities

We began our inquiry by focusing on the 311 supplier-reported 3TG facilities. After conducting a RCOI on these 3TG facilities, we reasonably believe 71 of these 3TG facilities exclusively provided conflict minerals from recycled or scrap sources, and 136 sourced conflict minerals from outside of the Covered Countries. Attachment A to this Conflict Minerals Report includes the countries from which the 311 3TG facilities may have sourced necessary conflict minerals.

The remaining 104 3TG facilities underwent further due diligence on the source and chain of custody of conflict minerals as detailed in Chart 1 and below.

Based on further due diligence of the 104 relevant 3TG facilities, as of March 31, 2019 (the “2019 Cut-Off Date”):

•	69 facilities were listed by RMI as compliant or in process to become compliant with the RMAP assessment protocols.

•
The remaining 35 facilities are not participating and we have limited information about their sourcing and operations. Further, we have not been able to determine if these facilities are processing necessary conflict minerals contained in our products.

HP’s 3TG Direct Suppliers have reported to us more than 93% of the facilities in the world (as recognized by the Responsible Minerals Initiative). We doubt all of these facilities are contributing to the production of HP products. However, the over-reporting of facilities is a function of being several supply chain actors removed from the facilities and sub-tier suppliers refusing to provide customer-specific Templates to our suppliers. Accordingly, our due diligence has continued to be difficult and partially inconclusive.

Status of all Supplier-Reported 3TG Facilities

We also analyze our data set for information on the status of supplier-reported 3TG facilities and evaluate our overall progress by calculating how many of these facilities are listed as participating in or successfully completing an independent assessment program. Our suppliers reported a total of 311 3TG facilities in 2018, of which 257 are compliant with, or in process to become compliant with, an independent assessment program. Of the remaining 3TG facilities that are not participating, we have reason to believe that 19 facilities are sourcing from outside the Covered Countries (CC) or are exclusively providing conflict minerals from recycled or scrap sources, leaving only the 35 3TG facilities with unknown status discussed above.

Attachment B to this Conflict Minerals Report sets forth the name and status of the 311 supplier-reported 3TG facilities. Chart 2 illustrates a year-over-year comparison of all supplier-reported 3TG facilities.

Chart 2: Status of All Supplier-Reported 3TG Facilities
350
300
250
200
150
100
50
0
28
22
260
35
19
257
2017
2018
Unknown
Believed to source from recycled/scrap or from outside Covered Countries
Compliant or In process

Overall Progress toward DRC Conflict Free

Based on the RCOI we performed with respect to the 311 3TG facilities our suppliers reported to us and the additional due diligence on relevant 3TG facilities, 89% are now RMAP compliant or in process to become compliant, provide only conflict minerals from recycled or scrap sources, and/or are facilities that we reasonably believe source conflict minerals from outside of the Covered Countries. About 11% (35 facilities) have sourcing that is unknown and are not participating in an independent assessment program.

Chart 3, below, further expands on our results by providing for each metal the number and percentage (as of the 2019 Cut-off Date) of all supplier-reported 3TG facilities that were either RMAP compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. All of the tantalum smelters reported to be in our supply chain are again complaint with the RMAP assessment protocols.

Chart 3: Overall Progress toward DRC Conflict Free by Metal

	Total	Progress toward DRC Conflict Free[5]	Percentage
Tantalum Facilities	40	40	100%
Tin Facilities	80	73	91%
Tungsten Facilities	42	40	95%
Gold Facilities	149	123	83%
Total	311	276	89%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for downstream actors, our efforts to facilitate upstream mine or location of origin determinations were focused on supporting independent assessment programs such as the RMAP.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:

•
surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•	reviewed the information we obtained on 3TG facilities, and any mine or location of origin information if it was provided; and

•
assessed any information on countries of origin available through our membership in the Responsible Minerals Initiative for 3TG facilities (as part of the RMAP assessment protocols, the independent auditor makes an examination of the countries of origin as well as the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to RMI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2019

We plan to continue the following steps to further mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group:

•	engage with 3TG Direct Suppliers to update information provided to us, including visits to supplier sites;

•	repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the RMAP; and

•	support the development of the Responsible Minerals Initiative’s RMAP, including outreach efforts to encourage participation in the process.

_______________________
5 This column includes the number of 3TG facilities that (as of the 2019 Cut-Off Date) were either RMAP compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries.

Attachment A
Countries of Origin

Based on information available from the Responsible Minerals Initiative as of the 2019 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Argentina	Mali
Democratic Republic of the Congo	Armenia	Mauritania
Rwanda	Australia	Mexico
Tanzania	Austria	Mongolia
Uganda	Azerbaijan	Morocco
Zambia	Benin	Mozambique
	Bolivia	Myanmar
	Botswana	Namibia
	Brazil	New Zealand
	Burkina Faso	Nicaragua
	Cambodia	Niger
	Canada	Nigeria
	Chile	Papua New Guinea
	China	Peru
	Colombia	Philippines
	Cyprus	Poland
	Dominican Republic	Portugal
	Ecuador	Russian Federation
	Egypt	Saudi Arabia
	Eritrea	Senegal
	Ethiopia	Sierra Leone
	Fiji	Solomon Islands
	Finland	South Africa
	French Guyana	South Korea
	Ghana	Spain
	Guatemala	Sudan
	Guinea	Swaziland
	Guyana	Sweden
	Honduras	Tajikistan
	India	Thailand
	Indonesia	Togo
	Ivory Coast	Turkey
	Japan	United Kingdom
	Kazakhstan	United States of America
	Kyrgyzstan	Uruguay
	Laos	Uzbekistan
	Lebanon	Venezuela
	Madagascar	Vietnam
	Malaysia	Zimbabwe

Attachment B

3TG Facility List

This 3TG Facility List sets forth the name, location and status of all of the 311 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from the Responsible Minerals Initiative. In many cases, facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to an HP product.

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not participating
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	African Gold Refinery	UGANDA	Not participating
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	In process
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not participating
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
____________________
6 Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by RMI (as of the 2019 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (“3TG facilities”). The facility names are listed as they appear on the RMI Smelter or Refiner Information Exchange. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is providing different types of minerals or metals.
7 The facility locations are listed as they appear for each of the 3TG facilities in the RMI Smelter Database.
8 Compliant refers to 3TG facilities that are listed by RMI (as of the 2019 Cut-Off Date) as (a) conformant with RMAP protocols or (b) certified or accredited by a similar independent assessment program cross-recognized by RMAP such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. In Process refers to 3TG facilities that are listed by RMI (as of the 2019 Cut-Off Date) as currently in the process of becoming RMAP conformant. Not participating refers to 3TG facilities that are not engaged in an independent assessment program, including the RMAP.

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	In process
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not participating
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not participating
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not participating
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not participating
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not participating
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not participating
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not participating
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not participating
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not participating
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not participating
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	In process
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not participating
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not participating
Gold	L'Orfebre S.A.	ANDORRA	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not participating
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Not participating
Gold	Morris and Watson	NEW ZEALAND	Not participating
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not participating
Gold	NH Recytech Company	KOREA, REPUBLIC OF	In process
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not participating
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not participating
Gold	Planta Recuperadora de Metales SpA	CHILE	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not participating
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not participating
Gold	Remondis Argentia B.V.	NETHERLANDS	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not participating
Gold	Safimet S.p.A	ITALY	Compliant
Gold	SAFINA A.S.	CZECH REPUBLIC	Not participating
Gold	Sai Refinery	INDIA	Not participating
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not participating
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not participating
Gold	Sudan Gold Refinery	SUDAN	Not participating
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not participating
Gold	Tony Goetz NV	BELGIUM	Not participating
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not participating
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not participating
Gold	Valcambi S.A.	SWITZERLAND	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not participating
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not participating
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	In process
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Not participating
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Pongpipat Company Limited	MYANMAR	Not participating
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Serumpun	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Premium Tin Indonesia	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Not participating
Tin	Thaisarco	THAILAND	Compliant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	In process
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant

Metal	Facility Name[6]	Facility Location[7]	Status[8]
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant